Exhibit 32.1
Certification of
Co-Chief Executive Officers and Chief Financial Officer
under Section 906 of the
Sarbanes Oxley Act of 2002, 18 U.S.C. § 1350
In connection with the report on Form 10-Q of Black Stone Minerals, L.P. (the “Partnership”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Fowler T. Carter, Co-Chief Executive Officer of the Partnership, H. Taylor DeWalch, Co-Chief Executive Officer of the Partnership, and Chris R. Bonner, Chief Financial Officer of the Partnership, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 5, 2026	/s/ Fowler T. Carter
Fowler T. Carter Co-Chief Executive Officer Black Stone Minerals GP, L.L.C., the general partner of Black Stone Minerals, L.P.

Date: May 5, 2026	/s/ H. Taylor DeWalch
H. Taylor DeWalch Co-Chief Executive Officer Black Stone Minerals GP, L.L.C., the general partner of Black Stone Minerals, L.P.

Date: May 5, 2026	/s/ Chris R. Bonner
Chris R. Bonner Chief Financial Officer Black Stone Minerals GP, L.L.C., the general partner of Black Stone Minerals, L.P.